UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

Corrpro Companies, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-12282	34-1422570

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 Enterprise Drive, Medina, Ohio	44256

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 723-5082

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 8, 2004, Corrpro Companies, Inc. (the “Company”) announced George A. Gehring, Jr., its executive vice president of U.S. operations, will be leaving the Company effective as of January 7, 2005. A copy of the press release related to this announcement is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

     On December 8, 2004, the Company announced a net reduction in force of approximately 50 individuals, or 6 percent of its worldwide personnel. A copy of the press release related to this announcement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 8, 2004

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRPRO COMPANIES, INC.
Date: December 13, 2004	By:	/s/ John D. Moran

Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 8, 2004